  Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Command Center, Inc. on Form S-8 of our report dated March 24, 2016, with respect to our audits of the consolidated financial statements of Command Center, Inc. and Subsidiaries as of December 25, 2015 and December 26, 2014 and for the fiscal years then ended appearing in the Annual Report on Form 10-K of Command Center, Inc. for the fiscal year ended December 25, 2015.

/s/ PMB Helin Donovan LLP
PMB Helin Donovan LLP
Austin, TX
December 22, 2016